Exhibit 13.4

Private Invitation

20/20 GeneSystems: Early-Stage Cancer Detection.

Private Invitation | 20/20 GeneSystems Investor Pitch Event

We are excited to announce that SeedInvest and 20/20 GeneSystems will be co-hosting a private event in DC on Wednesday, August 1st. The event will include a short pitch presentation from CEO Jonathan Cohen, live Q&A from the audience, and an informal cocktail reception to follow.

Event Details:

●	When: Wednesday, August 1st, 5:30pm - 7:30pm ET

●	Where: Crowell & Moring LLP - 1001 Pennsylvania Avenue NW, Washington, DC

●	Why: To learn more about 20/20 GeneSystems, meet with CEO Jonathan Cohen, and network with investors in the DMV area

RSVP

Questions about SeedInvest? Email us. We’re happy to help.

You are receiving this because you are part of the SeedInvest community. If you would like to stop receiving emails about this deal, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

20/20 GeneSystems is is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from 20/20 GeneSystems: https://www.seedinvest.com/2020.genesystems

Copyright © 2018 SeedInvest, LLC, All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all of the risk factors relating to the investment, before investing. Start-up investments involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest in start-ups. The most sensible investment strategy for start-up investing may include a balanced portfolio of different start-ups. Start-ups should only be part of your overall investment portfolio. Investments in startups are illiquid and those investors who cannot hold an investment for the long term (at least 5-7 years) should not invest. All securities-related activity is conducted by SI Securities, LLC, a wholly owned subsidiary of SeedInvest, and a registered broker-dealer, and member FINRA/SIPC, located at 116 W Houston Street, 6th Floor, New York, NY 10012.

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20/20 GeneSystems | Reminder

20/20 GeneSystems: Early-Stage Cancer Detection.

Limited Time to Reserve Shares in 20/20 GeneSystems

Please be aware that 20/20 GeneSystems’ reservation campaign is closing soon. The company is awaiting its final qualification from the SEC at which point it will start accepting investments. As a reminder, by confirming a reservation you will have the opportunity to purchase shares ahead of the company’s public launch; a reservation is non-binding and you may cancel at any time.

20/20 GeneSystems has received over $3.5mm in confirmed reservations from over 390 people. You can check out the company’s reservation period investor perks here.

RESERVE SHARES

Questions about the process? Email us. We’re happy to help.

You are receiving this because you are part of the SeedInvest community. If you would like to stop receiving emails about this deal, unsubscribe here.

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If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

20/20 GeneSystems is is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from 20/20 GeneSystems: https://www.seedinvest.com/2020.genesystems

Copyright © 2018 SeedInvest, LLC, All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all of the risk factors relating to the investment, before investing. Start-up investments involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest in start-ups. The most sensible investment strategy for start-up investing may include a balanced portfolio of different start-ups. Start-ups should only be part of your overall investment portfolio. Investments in startups are illiquid and those investors who cannot hold an investment for the long term (at least 5-7 years) should not invest. All securities-related activity is conducted by SI Securities, LLC, a wholly owned subsidiary of SeedInvest, and a registered broker-dealer, and member FINRA/SIPC, located at 116 W Houston Street, 6th Floor, New York, NY 10012.

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20/20 GeneSystems Reminder

Hi,

We noticed that you started the reservation process for 20/20 GeneSystems but have yet to complete the process. Please note, if you have any questions for the company you may post them on the discussion forum here.

If you would like to complete a reservation you may do so via the link below. As a reminder, by completing a reservation you will be able to confirm your investment ahead of the public launch.

COMPLETE RESERVATION

Questions? Email us. We’re happy to help.

You are receiving this because you are part of the SeedInvest community. If you would like to stop receiving emails about this deal, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

20/20 GeneSystems is is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from 20/20 GeneSystems: https://www.seedinvest.com/2020.genesystems

Copyright © 2018 SeedInvest, LLC, All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all of the risk factors relating to the investment, before investing. Start-up investments involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest in start-ups. The most sensible investment strategy for start-up investing may include a balanced portfolio of different start-ups. Start-ups should only be part of your overall investment portfolio. Investments in startups are illiquid and those investors who cannot hold an investment for the long term (at least 5-7 years) should not invest. All securities-related activity is conducted by SI Securities, LLC, a wholly owned subsidiary of SeedInvest, and a registered broker-dealer, and member FINRA/SIPC, located at 116 W Houston Street, 6th Floor, New York, NY 10012.

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Hi,

I hope this message finds you well. In case you missed it, I wanted to follow up and let you know that SeedInvest and 20/20 GeneSystems will be co-hosting a private event in DC on Wednesday, August 1st. If you are in the area, would love for you and your colleagues to join us for the event which will include a short presentation from 20/20 GeneSystems CEO Jonathan Cohen, live Q&A from the audience, and an informal cocktail reception to follow.

The event is taking place from 5:30pm - 7:30pm ET at Crowell & Moring LLP — 1001 Pennsylvania Avenue NW, Washington, DC

If you are interested in attending, you can RSVP here.

Regards,

Marcus

Marcus Hollon

Venture Growth

SeedInvest, LLC

116 W Houston, 6th Floor | New York, NY 10012

marcus@seedinvest.com | www.seedinvest.com

If you would like to stop receiving deal specific emails, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements please unsubscribe here. Please note you will still receive investment confirmation e-mails and all other transactional e-mails related to activities on your account.

20/20 GeneSystems is is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from 20/20 GeneSystems: https://www.seedinvest.com/2020.genesystems

Copyright © 2018 SeedInvest, LLC (“SeedInvest”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution, or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all of the risk factors relating to the investment, before investing. Startup investments involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest in startups. The most sensible investment strategy for startup investing may include a balanced portfolio of different startups. Startups should only be part of your overall investment portfolio. Investments in startups are illiquid and those investors who cannot hold an investment for the long term (at least 5-7 years) should not invest. All securities-related activity is conducted by SI Securities, LLC, a wholly-owned subsidiary of SeedInvest, and a registered broker-dealer, and member FINRA/SIPC, located at 116 W. Houston, 6th Floor, New York, NY 10012.

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